Cohen & Steers, Inc. 280 Park Avenue New York, NY 10017-1216 Tel (212) 832-3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

Tel (212) 446-9168

COHEN & STEERS REPORTS FOURTH QUARTER

AND FULL YEAR 2008 RESULTS

NEW YORK, NY, January 28, 2009—Cohen & Steers, Inc. (NYSE: CNS) reported a loss from continuing operations of $2.1 million, or $0.05 per share (diluted and basic), for the quarter ended December 31, 2008, compared with income from continuing operations of $18.1 million, or $0.43 per share (diluted and basic) for the quarter ended December 31, 2007. Total revenue for the fourth quarter of 2008 was $28.9 million, a decrease of 54.2% from $63.1 million for the fourth quarter of 2007.

The 2008 results from continuing operations, which exclude the investment banking business exited by the company on December 5, 2008, include an after-tax expense of approximately $0.06 per share due to impairment charges associated primarily with previously acquired intangible assets and an after-tax expense of approximately $0.03 per share due to severance and other employee related costs. After adjusting for these items, earnings per share from continuing operations would have been $0.04 for the quarter ended December 31, 2008.

For the year ended December 31, 2008, the company recorded income from continuing operations of $25.1 million, or $0.60 per share (diluted and basic), compared with income from continuing operations of $68.1 million, or $1.60 per diluted share and $1.63 per basic share, for 2007. The 2008 results include the adjustments mentioned above totaling approximately $0.09 per share, the previously disclosed after-tax expense of approximately $0.20 per share associated with losses recorded on available-for-sale securities and the previously disclosed $0.04 per share increase to tax expense associated primarily with available-for-sale securities. The 2007 results from continuing operations included an after-tax expense of approximately

$0.09 per share associated with the payment of an additional compensation agreement entered into in connection with the offering of a closed-end mutual fund. After adjusting for these items, earnings per share from continuing operations would have been $0.92 and $1.68 for the years ended December 31, 2008 and 2007, respectively. Total revenue was $185.8 million for the year ended December 31, 2008, a decrease of 27.1% from $255.1 million for 2007.

Assets Under Management

Assets under management were $15.1 billion as of December 31, 2008, a decrease of 38.7% from $24.6 billion at September 30, 2008 and a decrease of 49.3% from $29.8 billion at December 31, 2007. The decrease from September 30, 2008 was due to market depreciation of $7.2 billion and net outflows of $2.4 billion, $2.1 billion of which resulted from the redemption of auction market preferred securities from closed-end mutual funds. The decrease from December 31, 2007 was due to market depreciation of $11.3 billion and net outflows of $3.4 billion.

The company recorded net outflows of $473 million from open-end mutual funds during the quarter ended December 31, 2008. For the year, open-end mutual funds had net outflows of $1.2 billion resulting from inflows of $2.7 billion and outflows of $3.9 billion.

Institutional separate accounts had net inflows of $210 million during the quarter ended December 31, 2008. For the year, institutional separate accounts had net outflows of $59 million resulting from inflows of $2.0 billion and outflows of $2.1 billion.

“Our successful efforts to deliver value in the areas of our business that are within our control – superior relative investment performance, asset gathering, client retention, client service and cost reduction measures – were overshadowed by the worst market conditions in a generation,” said Robert Steers, co-chairman and co-chief executive officer of Cohen & Steers. “Stock market depreciation was the primary reason for the decline in our assets under management.”

Results from Continuing Operations

Total revenue was $28.9 million for the three months ended December 31, 2008, a decrease of 54.2% from $63.1 million for the three months ended December 31, 2007. Pretax loss was $2.9 million for the three months ended December 31, 2008, compared with pretax income of $29.3 million for the fourth quarter of 2007. The 2008 period includes the aforementioned severance expense of approximately $1.9 million and impairment charges of $4.0 million. After adjusting for these items, pretax income would have been $2.9 million for the three months ended December 31, 2008.

Total revenue was $185.8 million for the year ended December 31, 2008, a decrease of 27.1% from $255.1 million for the year ended December 31, 2007. Pretax income was $45.9 million for the year ended December 31, 2008, compared with $109.5 million for the year ended December 31, 2007. The 2008 period includes the aforementioned severance expense of approximately $1.9 million, impairment charges of approximately $4.0 million and losses on available-for-sale securities of approximately $10.5 million. The 2007 period included the aforementioned distribution expense of $5.8 million. After adjusting for these items pretax income would have been $62.2 million and $115.3 million for the years ended December 31, 2008 and 2007, respectively.

Discontinued Operations

On December 5, 2008, the company announced its plan to exit the investment banking business. Loss from discontinued operations, net of tax, was $4.9 million for the three months ended December 31, 2008, which includes a pre-tax charge of approximately $7.7 million due to severance and other employee related costs.

Balance Sheet Information

As of December 31, 2008, cash, cash equivalents, marketable securities available-for-sale and seed capital investments (excluding cash and marketable securities attributable to the consolidation of the company’s investment in its long-short global real estate fund) were $167 million. As of December 31, 2008, stockholders’ equity was $245 million and the company had no long-term or short-term debt.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, January 29, 2009 at 10:00 a.m. (ET) to discuss the company’s fourth-quarter and full year results. Investors and analysts can access the live conference call by dialing (866) 672-2663 (domestic) or (973) 582-2772 (international); passcode: 81837009. Participants should plan to register at least 10 minutes before the conference call begins.

A replay of the call will be available for two weeks starting at approximately 2:00 p.m. (ET) on January 29, 2009 and can be accessed at (800) 642-1687 (domestic) or (706) 645-9291 (international); passcode: 81837009. Internet access to the Web cast, which includes audio (listen-only), will be available on the company’s Web site at cohenandsteers.com under “Corporate Info.” The Web cast will be archived on the Web site for two weeks.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of income-oriented equity portfolios specializing in U.S. and international real estate securities, large cap value stocks, utilities and listed infrastructure, and preferred securities. The company also offers alternative investment strategies such as hedged real estate securities portfolios and private real estate multimanager strategies. Headquartered in New York City, with offices in London, Brussels, Hong Kong and Seattle, Cohen & Steers serves individual and institutional investors through a broad range of investment vehicles.

Forward-Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2007, which is accessible on the Securities and Exchange Commission’s website at sec.gov and on the company’s Web site at www.cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # # #

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Three Months Ended			% Change From
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007
Revenue
Investment advisory and administration fees	$25,768	$43,558	$54,115
Distribution and service fees	2,278	4,201	6,941
Portfolio consulting and other	850	1,178	2,004

Total revenue	28,896	48,937	63,060	(41.0%)	(54.2%)

Expenses
Employee compensation and benefits	12,150	17,815	14,941
Restructuring and impairment	5,586	—	—
Distribution and service fees	3,736	7,017	7,566
General and administrative	7,971	8,458	9,535
Depreciation and amortization	1,074	1,019	1,365
Amortization, deferred commissions	519	624	2,781

Total expenses	31,036	34,933	36,188	(11.2%)	(14.2%)

Operating (loss) income	(2,140)	14,004	26,872	*	*

Non-operating income
Interest and dividend income	1,094	1,608	2,250
(Loss) gain from marketable securities—net	(2,112)	(11,548)	100
Foreign currency gain (loss)—net	235	(90)	88

Total non-operating (loss) income	(783)	(10,030)	2,438	(92.2%)	*

(Loss) income from continuing operations before provision for income taxes	(2,923)	3,974	29,310	*	*
(Benefit) provision for income taxes	(844)	4,728	11,164

(Loss) income from continuing operations	(2,079)	(754)	18,146	*	*
(Loss) income from discontinued operations, net of tax	(4,880)	(806)	551	*	*

Net (loss) income	$(6,959)	$(1,560)	$18,697	*	*

Earnings per share—Basic:
(Loss) income from continuing operations	$(0.05)	$(0.02)	$0.43	*	*

(Loss) income from discontinued operations, net of tax	(0.12)	(0.02)	0.01	*	*

Net (loss) income	$(0.17)	$(0.04)	$0.45	*	*

Earnings per share—Diluted:
(Loss) income from continuing operations	$(0.05)	$(0.02)	$0.43	*	*

(Loss) income from discontinued operations, net of tax	(0.12)	(0.02)	0.01	*	*

Net (loss) income	$(0.17)	$(0.04)	$0.44	*	*

Weighted average shares outstanding
Basic	41,813	41,889	41,864

Diluted	41,813	41,889	42,566

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ended

(in thousands, except per share data)

	Year Ended		% Change From
	December 31, 2008	December 31, 2007	December 31, 2007
Revenue
Investment advisory and administration fees	$163,870	$217,370
Distribution and service fees	17,055	28,402
Portfolio consulting and other	4,905	9,297

Total revenue	185,830	255,069	(27.1%)

Expenses
Employee compensation and benefits	62,549	66,677
Restructuring and impairment	5,586	—
Distribution and service fees	24,119	40,460
General and administrative	32,242	32,566
Depreciation and amortization	3,885	5,167
Amortization, deferred commissions	4,156	10,729

Total expenses	132,537	155,599	(14.8%)

Operating income	53,293	99,470	(46.4%)

Non-operating income
Interest and dividend income	5,910	7,782
(Loss) gain from marketable securities—net	(13,968)	1,784
Foreign currency gain—net	645	445

Total non-operating (loss) income	(7,413)	10,011	*

Income from continuing operations before provision for income taxes	45,880	109,481	(58.1%)
Provision for income taxes	20,822	41,378

Income from continuing operations	25,058	68,103	(63.2%)
(Loss) income from discontinued operations, net of tax	(6,997)	7,393	*

Net income	$18,061	$75,496	(76.1%)

Earnings per share—Basic:
Income from continuing operations	$0.60	$1.63	(63.2%)

(Loss) income from discontinued operations, net of tax	(0.17)	0.18	*

Net income	$0.43	$1.80	(76.1%)

Earnings per share—Diluted:
Income from continuing operations	$0.60	$1.60	(62.7%)

(Loss) income from discontinued operations, net of tax	(0.17)	0.17	*

Net income	$0.43	$1.77	(75.8%)

Weighted average shares outstanding
Basic	41,864	41,869

Diluted	42,094	42,655

*	Not meaningful

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Three Months Ended			% Change From
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$8,570	$9,531	$11,371

Inflows	—	—	89
Outflows	(2,098)	—	—

Net (outflows) inflows	(2,098)	—	89
Market depreciation	(2,194)	(961)	(1,186)

Total decrease	(4,292)	(961)	(1,097)

Assets under management, end of period	$4,278	$8,570	$10,274	(50.1%)	(58.4%)

Open-End Mutual Funds
Assets under management, beginning of period	$6,949	$7,644	$10,842

Inflows	495	622	919
Outflows	(968)	(943)	(1,370)

Net outflows	(473)	(321)	(451)
Market depreciation	(2,196)	(374)	(1,491)

Total decrease	(2,669)	(695)	(1,942)

Assets under management, end of period	$4,280	$6,949	$8,900	(38.4%)	(51.9%)

Institutional Separate Accounts
Assets under management, beginning of period	$9,105	$9,785	$12,510

Inflows	609	314	384
Outflows	(399)	(458)	(732)

Net inflows (outflows)	210	(144)	(348)
Market depreciation	(2,771)	(536)	(1,550)

Total decrease	(2,561)	(680)	(1,898)

Assets under management, end of period	$6,544	$9,105	$10,612	(28.1%)	(38.3%)

Total
Assets under management, beginning of period	$24,624	$26,960	$34,723

Inflows	1,104	936	1,392
Outflows	(3,465)	(1,401)	(2,102)

Net outflows	(2,361)	(465)	(710)
Market depreciation	(7,161)	(1,871)	(4,227)

Total decrease	(9,522)	(2,336)	(4,937)

Assets under management, end of period	$15,102	$24,624	$29,786	(38.7%)	(49.3%)

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ended

(in millions)

	Year Ended		% Change From
	December 31, 2008	December 31, 2007	December 31, 2007
Closed-End Mutual Funds
Assets under management, beginning of period	$10,274	$11,391

Inflows	—	736
Outflows	(2,098)	—

Net (outflows) inflows	(2,098)	736
Market depreciation	(3,898)	(1,853)

Total decrease	(5,996)	(1,117)

Assets under management, end of period	$4,278	$10,274	(58.4%)

Open-End Mutual Funds
Assets under management, beginning of period	$8,900	$9,575

Inflows	2,665	5,837
Outflows	(3,860)	(4,713)

Net (outflows) inflows	(1,195)	1,124
Market depreciation	(3,425)	(1,799)

Total decrease	(4,620)	(675)

Assets under management, end of period	$4,280	$8,900	(51.9%)

Institutional Separate Accounts
Assets under management, beginning of period	$10,612	$8,930

Inflows	2,016	5,698
Outflows	(2,075)	(2,154)

Net (outflows) inflows	(59)	3,544
Market depreciation	(4,009)	(1,862)

Total (decrease) increase	(4,068)	1,682

Assets under management, end of period	$6,544	$10,612	(38.3%)

Total
Assets under management, beginning of period	$29,786	$29,896

Inflows	4,681	12,271
Outflows	(8,033)	(6,867)

Net (outflows) inflows	(3,352)	5,404
Market depreciation	(11,332)	(5,514)

Total decrease	(14,684)	(110)

Assets under management, end of period	$15,102	$29,786	(49.3%)